EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT each of the undersigned (collectively, the “Filers”) hereby constitutes and appoints Barthélémy Debray and Raphaëlle Mahieu, each acting alone, as such Filer’s true and lawful attorneys-in-fact to:

(1) execute for and on behalf each Filer, Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(2) do and perform any and all acts for and on behalf of each Filer that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Filers, it being understood that the documents executed by such attorney-in-fact on behalf of the Filers pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorneys-in-fact's discretion.

Each Filer hereby grants severally to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such Filer might or could do if personally present, with full and several power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

Each Filer acknowledges that the attorney-in-fact, in serving in such capacity at the request of such Filer, is not assuming any of the Filers’ responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This power of attorney shall remain in full force and effect until the undersigned are no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Blaize Holdings, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned, for and on behalf of the Filers, have caused this power of attorney to be executed as of this 21 day of January, 2025.

AVA Investors S.A.

By:	/s/ Barthélémy Debray
Name:	Barthélémy Debray
Title:	Director

By:	/s/ Raphaëlle Mahieu
Name:	Raphaëlle Mahieu
Title:	Director

Ava Private Markets S.à r.l., acting in respect of its Compartment Blaize[1]

By:	/s/ Barthélémy Debray
Name:	Barthélémy Debray
Title:	Manager, Class A

By:	/s/ Olivier Lansac
Name:	Olivier Lansac
Title:	Manager, Class B

Benjamin Hazan

By:	/s/ Benjamin Hazan

1 Ava Private Markets S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 6, Rue Dicks, L-1417 Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B283362.